Exhibit 23 - Consent of Independent Auditor


We consent to the incorporation by reference in this Annual Report (Form 10-K) of SCI Systems, Inc. of our report dated August 5, 1999, included in the 1999 Annual Report to Shareholders of SCI Systems, Inc.

We also consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 33-56809) and related Prospectus pertaining to the Savings Plan of the SCI Systems, Inc. Employee Financial Security Program; (ii) the Registration Statement (Form S-8 No. 33-56811) and related Prospectus pertaining to the Deferred Compensation Plan of the SCI Systems, Inc. Employee Financial Security Program; (iii) the Registration Statement (Form S-8 No. 2-91587) and related Prospectus pertaining to the Incentive Stock Option Plan of SCI Systems, Inc.; (iv) the Registration Statement (Form S-8 No. 33- 11894) and related Prospectus pertaining to the Non-Qualified Stock Option Plan of SCI Systems, Inc.; (v) the Registration Statement (Form S-8 No. 333-71589) and related Prospectus pertaining to the SCI Systems, Inc. Board of Directors Deferred Compensation Plan., and, (vi) the Registration Statement (Form S-8 No. 333-71591) and related Prospectus pertaining to the SCI Systems, Inc. 1994 Stock Option Incentive Plan, of our report dated August 5, 1999, with respect to the consolidated financial statements of SCI Systems, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended June 30, 1999

                      /s/ Ernst & Young LLP

Birmingham, Alabama
September 27, 1999